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                                                                    EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF QUICKSILVER
                                RESOURCES INC.

                                                               Name Under
                                       Jurisdiction of       Which Business
        Name of Subsidiary              Organization          is Conducted
   ---------------------------       -------------------   ------------------
 Beaver Creek Pipeline, L.L.C.            Michigan                Same

 MGV Energy, Inc.                      Alberta, Canada            Same